UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2010

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 4, 2010, the Board of Directors (the "Board") of Mellanox Technologies, Ltd. (the "Company") approved holding the Company’s 2010 annual general meeting of its shareholders (the "2010 Meeting") on Monday, May 17, 2010. The 2010 Meeting will be held at the Company’s offices located at Binyan Hermon, Industrial Area, Yokneam, Israel 20692. Shareholders may also participate in the meeting via a live web cast on the investor relations section of the Company’s web site at www.mellanox.com.
The 2010 Meeting will begin promptly at 5:00 p.m. local Israeli time (10:00 a.m. Eastern Daylight Time and 7:00 a.m. Pacific Daylight Time) and check-in will begin at 4:00 p.m. local Israeli time. Only holders of record of the Company’s ordinary shares at the close of business on April 9, 2010, the record date, are entitled to notice of, to attend and to vote at the 2010 Meeting and any adjournments or postponements of the 2010 Meeting.
On March 4, 2010, the Board approved the following items of business to be transacted at the 2010 Meeting:

1. To elect directors to hold office until our 2011 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal;

2. To elect Amal M. Johnson and Thomas J. Riordan as our outside directors, each to hold office for a three-year term, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal, subject to and in accordance with the provisions of the Israeli Companies Law, 1999;

3. To approve the appointment of Eyal Waldman, our president and chief executive officer, as chairman of the board of directors for an additional three-year term;

4. To approve (i) the increase in the annual base salary of Eyal Waldman from $325,000 to $375,000, effective April 1, 2010, and (ii) the payment of a cash bonus to Mr. Waldman in the amount of $142,000 for services rendered for the fiscal year ended December 31, 2009;

5. To approve certain increases to the annual retainer fees and equity awards paid to non-employee directors and to eliminate the fees paid to non-employee directors for each board or committee meeting attended;

6. To approve an amendment to the indemnification undertaking between the company and each of our directors and officers; and

7. To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and to authorize our audit committee to determine our accounting firm’s remuneration in accordance with the volume and nature of their services.

These items of business will be more fully described in our definitive proxy statement, which we expect to file on or about April 12, 2010. The Company’s definitive proxy statement will contain important information about the 2010 Meeting and should be read before any decision is made with respect to the matters submitted by the Company to shareholders for approval at the 2010 Meeting. Investors and shareholders will be able to obtain free copies of this document and any other documents filed or furnished by the Company through the website maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of these documents may also be obtained from the Company, by directing a request to Mellanox’s Investor Relations department at (408) 970-3400.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

March 5, 2010	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer